Exhibit 10.24
Execution Copy

ESSEX RENTAL CORP.

SUBSCRIPTION AGREEMENT

Subject to the terms and conditions of this Subscription Agreement (the “Agreement”) the undersigned subscriber (the “Subscriber”) confirms its subscription for the purchase of common stock (“Common Stock”), par value $0.0001 per share, of Essex Rental Corp., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to finance the Cash Portion of the Purchase Price (as defined in the Bid APA (as defined below) in the Company's acquisition of assets of Coast Crane Company (“Coast”), a Delaware Company, through the sale of an aggregate of $14,190,000 of Common Stock, and the Subscriber desires to purchase Common Stock from the Company, in accordance with the provisions of this Agreement;

WHEREAS, the Company has agreed to provide the Subscribers with certain registration rights with respect to the purchased Common Stock acquired pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber and the Company agree as follows:

1.	Subscription.

(a)           Subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Subscriber, the number of shares (the “Shares”) of Common Stock set forth on the signature page hereto, at a price per share of $4.30 per share, or the aggregate purchase price set forth on the signature page hereto (such amount, the “Purchase Price”).

(b)           The Subscriber acknowledges that the Company may accept or reject this Subscription Agreement in whole or in part at any time, for any reason or for no reason. In the event that the Company rejects this Agreement, in whole or in part, the Company shall, promptly after such rejection, notify the Subscriber of such rejection.

2.           Closing; Funding in Escrow. (a) The purchase and sale of Shares subscribed for herein and accepted by the Company (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur concurrently with the closing of the Coast Acquisition (as defined below), which shall occur on a date not later than (a) January 31, 2011 in the event the Company is the successful bidder in the Auction (as defined below) or (b) February 28, 2011, in the event the Company is the back-up bidder in the Auction. At the Closing: the Company shall issue and deliver or cause to be delivered to the Subscriber (a) a stock certificate evidencing the number of shares of Common Stock subscribed for hereunder and (b) the Registration Rights Agreement and (c) any other deliverables set forth in the Transaction Documents (as defined below).

(b) Simultaneously with the execution and delivery of this Agreement, the Subscriber is delivering payment, by wire transfer of immediately available funds, of the Purchase Price to Katten Muchin Rosenman LLP, as escrow agent (the “Escrow Agent”), to be held in escrow in an interest bearing account in accordance with the terms and conditions of this Agreement and the Escrow Agreement attached hereto until the earlier to occur of the satisfaction of the Closing Conditions and the termination of this Agreement.

3.	The Offering; Use of Proceeds; Coast Acquisition.

(a)           This subscription is being delivered as part of a private placement (the “Offering”) by the Company of up to 3,300,000 shares of Common Stock. The Company shall not complete the Offering and the Offering shall be terminated if, prior to the Closing, subscriptions for at least 2,300,000 shares of Common Stock (the “Minimum Offering Amount”) shall not have been received by the Company.

(b)           The proceeds of the Offering, net of placement fees and other expenses related thereto, shall be used to fund a portion of the Cash Purchase Price of, and fees and expenses related to, the acquisition of certain assets (the “Coast Acquisition”) of Coast, the Company’s initially proposed terms and conditions of which have been disclosed to the Subscriber and will be set forth in an Asset Purchase Agreement (the “Bid APA”) included in the Company’s bid for the assets of Coast in connection with the sale of assets by Coast pursuant to Section 363 of the United States Bankruptcy Code (11 U.S.C § 363) (such sale being referred to herein as the “Auction”).

(c)           The Subscriber hereby acknowledges and agrees that, solely in connection with the bidding process and Auction to be conducted by Coast, the Company reserves the right to change, modify or amend the terms and conditions of the Coast Acquisition, the Bid APA and any documents, agreements or instruments contemplated thereby or to be executed in connection therewith, in its sole and absolute discretion, and such changes, modifications and amendments shall not affect the Subscriber’s obligation to purchase the Shares hereunder or entitle the Subscriber to revoke or terminate this Agreement. Without limiting the foregoing, the Subscriber understands that the Company may seek and/or approve changes, modifications or amendment of the terms of the Coast Acquisition that (i) increase or decrease the amount of the Cash Portion of the Purchase Price (as defined in the Bid APA), the amount of the Assumed Secured Debt (as defined in the Bid APA) and/or the amount of the Post-Closing Payments (as defined in the Bid APA); (ii) results in the assumption by the Company of any Excluded Liabilities (as defined in the Bid APA); (iii) exclude from the sale any Purchased Assets (as defined in the Bid APA); and/or (iv) waive conditions to the closing contained in the Bid APA.

4.           Representations and Warranties of Subscriber. The Subscriber acknowledges, represents, warrants and agrees as follows:

(a)           The Subscriber is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”).

(b)           The Subscriber has such knowledge and experience in financial, tax and business matters and, in particular, investments in securities (including significant prior experience in investments in restricted securities) so as to enable the Subscriber to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.

(c)           The Subscriber is satisfied that the Subscriber has received adequate information with respect to all matters which the Subscriber considers material to its decision to invest in the Shares and the Company; provided that the Subscriber acknowledges that no tax advice was provided in connection with the Offering and that the Subscriber has consulted its own tax advisors prior to deciding to subscribe for the Shares. The Subscriber has been afforded, to its satisfaction, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Company and the Shares; (ii) access to information about the Company, its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Subscriber to evaluate its investment, including, but not limited to, the information contained in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission (the “SEC” or “Commission”) under the caption “Risk Factors” and other filings by the Company with the Securities and Exchange Commission (all such information filed or furnished with the SEC, "SEC Reports"); (iii) access to information about Coast necessary to evaluate the merits and risks of an investment in the Company and the Shares in light of the proposed Coast Acquisition, including information with respect to Coast’s assets, financial conditions, results of operations, business, properties, management and prospects; (iv) copies of such analyses, models, reports and financial and other information relating to the Coast Acquisition prepared by the Company, including proforma financial information and information pertaining to the sources and uses for the Coast Acquisition and the proposed capitalization of, and proforma opening balance sheet of, the purchaser sufficient to enable the Subscriber to evaluate the merits and risks of the Coast Acquisition and its impact on the overall business and financial position of the Company.

(d)            No representations or warranties have been made to the Subscriber by the Company or any officer, employee, agent, affiliate or subsidiary of the Company other than the representations of the Company contained herein, and in subscribing for the Shares the Subscriber is not relying upon any representations other than those contained in this Agreement. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and Coast and their respective businesses based upon the Subscriber’s own due diligence investigations, including, with respect to Coast, based on the information contained in the secure data site established by Coast and made available to the Subscriber by the Company, and, with respect to the Company, the information available in the SEC Reports available on the SEC’s internet web site. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (oral or written) other than the representations of the Company in this Agreement. Without limiting the generality of the foregoing, the Subscriber expressly acknowledges that the Company makes no, and has not made any, representation or warranty as to: (i) the completeness or accuracy of any document or information contained in the Coast data site or otherwise provided by Coast to the Company or the Subscriber, (ii) with respect to Coast, its business, financial condition, results of operations, assets or prospects or (iii) the merits of, or benefits to the Company, if any, to be derived from, the Coast Acquisition.

(e)           The Subscriber acknowledges that this Offering has not been reviewed or passed upon by and that no federal, state or foreign agency has recommended or endorsed the purchase of the Shares.

(f)            The Subscriber represents that the Shares are being acquired for the Subscriber’s own account, for investment and not with a view to resale or distribution to others in whole or in part. The Subscriber has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares; and the Subscriber has no plans to enter into any such agreement or arrangement.

(g)           The address set forth on the signature page is the Subscriber’s true and correct address.

(h)           The Subscriber is unaware of, is in no way relying on, and did not become aware of the Offering through, or as a result of, any form of general solicitation or advertising, including, without limitation, articles, notices, advertisements or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where the attendees have been invited by any such means of general solicitation or advertising.

(i)            The Subscriber:

(i)           if a natural person represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof;

(ii)          if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and

(iii)         if executing this Agreement in a representative or fiduciary capacity, it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and purchase the Shares, and that this Agreement constitutes a legal, valid and binding obligation of such entity.

(j)           There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to the Subscriber’s knowledge, is there any threat thereof) which would impair in any way the Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(k)         The execution, delivery and performance of and compliance with this Agreement and the issuance of the Shares will not result in any violation of, or conflict with, or constitute a default under, any agreement to which Subscriber is a party or by which he/she/it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Shares.

(l)           Subscriber is aware that the Securities are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act. The Subscriber must bear the substantial economic risks of the investment in Shares indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. The Subscriber has adequate means of providing for the Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time.

(m)        The Subscriber understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which the Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(n)         In addition, the certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(o)         The Subscriber acknowledges that if he or she is acting as a registered representative of a FINRA member firm in connection herewith, he or she must give such firm the notice required by the FINRA Rules of Fair Practice, receipt of which must be acknowledged by such firm.

(p)         Subscriber represents and warrants that he/she/it has complied with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, including Regulation M and applicable state securities laws, and will comply at the time of sale pursuant to the Registration Statement.

5.           Representations and Warranties of the Company. The Company on behalf of itself and its subsidiary represents and warrants to Subscriber as follows:

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to conduct its business as now being conducted.

(b)          The Company has the corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement (as hereinafter defined) (collectively, the “Transaction Documents”) and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Company), this Agreement and the Transaction Documents constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

(c)          Other than as set forth in its SEC Reports or as contemplated by the Coast Acquisition or the Transaction Documents (i) the Company has no equity compensation plans that contemplate the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock), (ii) the Company has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Common Stockholders may vote, (iii) there are no outstanding or authorized (x) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Company or any of its subsidiaries to issue, transfer or sell any equity interests in the Company or any of its subsidiaries or securities convertible into or exchangeable for such equity interests, (z) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any equity interests in the Company or any of its Subsidiaries.

(d)          The Company is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary.

(e)          All of the issued and outstanding equity interests of each of the Company’s subsidiaries are owned, directly or indirectly, by the Company free and clear of any liens (except for such restrictions as may exist under applicable law and except for such liens as may be imposed under the Company’s or the Company’s subsidiaries’ credit facilities filed as exhibits to SEC Reports), and all such ownership interests have been duly authorized and validly issued in accordance with applicable law and the organizational documents and are fully paid (to the extent required by the organizational documents of the Company’s subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by the organizational documents of the Company’s subsidiaries), and (ii) except as disclosed in the SEC Reports, neither the Company’s nor any of its subsidiaries owns any shares of capital stock or other securities of, or interest in, any other entity, or is obligated to make any capital contribution to or other investment in any other entity.

(f)          All of the Shares when issued to the Subscriber in accordance with the terms of this Agreement shall be legally and validly issued, in accordance with applicable laws and the organizational and formation documents of the Company, fully paid and non-assessable, free and clear of all liens.

(g)          The Company has filed all forms, reports and documents required to be filed by it with the SEC since March 13, 2007.

(h)          No Material Adverse Change. Except as disclosed in the SEC Reports filed or furnished with the Commission after January 1, 2010 and prior to the date hereof, and except for the proposed Coast Acquisition, which has been disclosed to, and discussed with, the Subscriber to the extent desired by Subscriber, since December 31, 2009, the Company and its subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a material adverse effect on (i) the assets, liabilities, financial condition, business, or operations of the Company and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, or operations reflected in the SEC Reports, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which the Company and its subsidiaries participate or are engaged, (ii) the ability of the Company and its subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Transaction Documents on a timely basis or (iii) the ability of the Company to consummate the transactions under the Transaction Documents, (ii) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Company’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the Coast Acquisition) (a “Material Adverse Effect”).

(i)           The Common Stock issued under this Offering will be issued in compliance with all applicable rules of The Nasdaq Capital Market. Prior to the Closing Date, the Company will submit to The Nasdaq Capital Market a Subsequent Listing Application with respect to the Common Stock issued under this Offering. The Company’s currently outstanding Common Stock is listed on The Nasdaq Capital Market, and the Company has not received any notice of delisting.

(j)           The purchased Common Stock shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the Company’s organizational documents. A true and correct copy of the Company’s organizational documents, as amended through the date hereof, in included in the SEC Reports.

(k)          Litigation. Except as set forth in the SEC Reports, there is no action pending or, to the knowledge of the Company, contemplated or threatened, against the Company or any of its Subsidiaries or any of their respective officers, directors or properties, which (individually or in the aggregate) reasonably would be expected to have a Material Adverse Effect.

(l)           No Breach. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, governmental permit, determination or award applicable to the Company or any of its subsidiaries or any of their respective properties, (ii) conflict with or result in a violation of any provision of the organizational documents or any organizational documents of any of the Company’s subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section (l) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)         Investment Company Status. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)         Private Placement. Assuming the accuracy of the representations and warranties of the Subscriber contained in this Agreement, the sale and issuance of the Common Stock pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Common Stock to any person or persons so as to bring the sale of such Common Stock by the Company within the registration provisions of the Securities Act or any state securities laws.

(o)         Placement Agent Fees. Except for the placement agent fees to CJS Securities, Inc., no fees or commissions will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Common Stock or the consummation of the transactions contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless the Subscriber from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Common Stock or the consummation of the transactions contemplated by this Agreement.

(p)         No Side Agreements. Except for the Transaction Documents entered into by and between each of the Subscribers and the Company or the Placement Agent, there are no other agreements by, among or between the Subscribers and any of their respective Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby, and there are no promises or inducements for future transactions by, among or between the Subscribers and any of their respective Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.

(q)         Insurance. Except as disclosed in the SEC Reports, the Company and its subsidiaries are insured against such losses and risks and in such amounts as the Company believes in its sole discretion to be prudent for its businesses, and the Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted and as will be conducted following the Coast Acquisition.

(r)          Environmental Matters. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

(s)          Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted

(t)          Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) or, if the Company was an issuer identified in Rule 144(i)(1), then the Company has ceased to be such an issuer and has satisfied the requirements of Rule 144(i)(2) such that securities of the Company may be sold subject to the requirements of Rule 144.

(u)         Tax Matters. Except as disclosed in the SEC Reports, the Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

(v)         Employment Matters. Except as disclosed in the SEC Reports (i) no material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect and (ii) none of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect

(w)         Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the financial statements included in the SEC Reports, and to the Company’s knowledge, good title to its leasehold estates, in each case, except as disclosed in the SEC Reports, subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business that do not materially detract from the value of the property. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

6.           Conditions to the Closing.

(a)          Mutual Conditions. The respective obligation of each party to consummate the purchase and issuance and sale of the Common Stock shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):

1.           no law shall have been enacted or promulgated, and no action shall have been taken, by any governmental authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

2.           there shall not be pending any action by any governmental authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

3.           all closing conditions (other than payment of the purchase price) required to consummate the Coast Acquisition have been satisfied or waived, and the parties to the Coast Acquisition agreement are prepared to consummate the Coast Acquisition substantially on the terms set forth therein.

(b)           Subscriber’s Conditions. The obligation of the Subscriber to consummate the purchase of its Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Subscriber on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):

1.           the Company shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by the Company on or prior to the Closing Date;

2.           the representations and warranties of the Company contained in this Agreement that are qualified by materiality or the Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date;

3.           since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;

4.           the Common Stock shall have been approved for listing on The Nasdaq Capital Market, and no notice of delisting from The Nasdaq Capital Market shall have been received by the Company with respect to the Common Stock; and

5.           the Company shall have delivered, or caused to be delivered, to the Subscriber at the Closing, its closing deliveries described in Section 6(d) of this Agreement.

(c)          Company’s Conditions. The obligation of the Company to consummate the sale of the Common Stock to the Subscribers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to the Subscriber, which may be waived by the Company, in writing, in whole or in part, to the extent permitted by applicable law:

1.           such Subscriber shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Subscriber on or prior to the Closing Date;

2.           such Subscriber shall have delivered, or caused to be delivered, to the Company at the Closing, its closing deliveries described in Section 6(e) of this Agreement.

(d)         Company Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Company will deliver, or cause to be delivered, to the Subscriber:

1.           the purchased Common Stock by delivering certificates (bearing the legend set forth above evidencing such Common Stock at the Closing, all free and clear of any liens, encumbrances or interests of any other party;

2.           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;

3.           opinion addressed to the Subscribers from Katten Muchin Rosenman LLP, counsel to the Company dated the Closing Date, in form and substance reasonably acceptable to the Subscriber;

4.           an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;

5.           a certificate of the Secretary of the Company dated as of the Closing Date substantially in the form attached to this Agreement as Exhibit C;

6.           a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of the Company; and

(e)         Subscriber Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Subscriber will deliver, or cause to be delivered, to the Company

1.           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Subscriber;

2.           payment of the Purchase Price for the Shares being purchased by the Subscriber by wire transfer of immediately available funds to an account designated by the Company;

7.           Indemnification

(a)          Indemnification by Subscriber. The Subscriber shall indemnify and hold harmless the Company, its officers, directors, employees, shareholders, agents, attorneys, successors, assigns, representatives and affiliates, and any person acting for or on behalf of the Company from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and disbursements) which any of them may incur by reason of any breach of the representations and warranties made by the Subscriber herein. All representations, warranties and covenants of each of the Subscriber and the Company contained herein shall survive the execution and delivery of this Agreement and the Closing.

(b)          Indemnification by the Company. The Company agrees to indemnify the Subscriber and its officers, directors, employees, shareholders, agents, attorneys, successors, assigns, representatives and affiliates, and any person acting for or on behalf of the Subscriber harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, as a result of, arising out of or in any way related to (i) any actual or proposed use by the Company of the proceeds of any sale of the Common Stock contemplated under this Agreement or (ii) the breach of any of the representations, warranties or covenants of the Company contained herein.

(c)          Indemnification Procedure. Promptly after either the Subscriber or the Company (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

8.           Registration Rights.

(a)          At the Closing, the Company shall execute and deliver to the Subscriber a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

(b)          In connection with the exercise by Subscriber of the registration rights set forth in the Registration Rights Agreement, and with respect to the Shares held by such Subscriber, Subscriber hereby covenants that, prior to filing a Registration Statement or Prospectus (each as defined in Registration Rights Agreement) or any amendments or supplements thereto, Subscriber shall promptly and truthfully complete and execute a selling security-holder questionnaire provided by the Company, and provide any and all such other material information as the Company may require in order to prepare and file such Registration Statement, Prospectus or any amendment or supplement thereto.

9.           Termination

(a)          Notwithstanding any contrary provision in this Agreement, this Agreement may be terminated at any time prior to the Closing:

(i)           by the mutual written consent of the Company and the Subscriber;

(ii)           by the Subscriber or the Company if (x) in the event that the Company is the Successful Bidder (as set forth in the Order (as defined herein)) for the Coast Acquisition in the Auction, the Closing shall not have occurred prior to January 31, 2011, (y) in the event that the Company is the Back-up Bidder for the Coast Acquisition (as defined in the Order) in the Auction, the Closing shall not have occurred prior to February 28, 2011 or (z) the Company is neither the Successful Bidder nor the Back-Up Bidder in the Auction. For purposes of this Agreement, the term “Order” shall mean the Order of the United States Bankruptcy Court, Western District of Washington at Seattle, which finally identifies the Successful Bidder and the Back-up Bidder, if any, in the matter entitled In re Coast Crane Company.

(b)         Upon termination of this Agreement, the Company and the Subscriber shall have no further rights or obligations under this Agreement.

10.         Miscellaneous.

(a)          From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments and agreements, and take or cause to be taken all such actions as counsel for the other party may reasonably request for the effectual consummation of this Agreement and the transactions hereby contemplated.

(b)          Subscriber agrees not to transfer or assign this Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with all applicable laws.

(c)          Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Agreement or any agreement of Subscriber made hereunder, and this Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(d)          Subscriber has read and has accurately completed this entire Agreement.

(e)          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(f)          Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

(g)         Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

If to the Company to:

Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089

Attention: Martin A. Kroll
Facsimile: (847) 215-6502
Telephone: (847) 215-6535

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attention: Todd Emmerman, Esq.
Facsimile: (212) 940-8776
Telephone: (212) 940-8873

If to the Subscriber, to the address set forth on the signature page hereto.

(h)         Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the company and the Subscriber, or otherwise, or any delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(i)           This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, and its successors and assigns.

(j)           Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(k)          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

(l)           If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(m)         The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(n)         This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
	Total Purchase Price	Number of Shares

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

Signature	Print or Type Name and Indicate Title or Position with Entity

S-1

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to _______ Shares.

ESSEX RENTAL CORP

By:
Name:
Title:

Date:_____________________, 2010

S-2

Exhibit B

ESSEX RENTAL CORP.

Officer’s Certificate

Pursuant to Section [ ] of the Common Stock Subscription Agreement, dated as of October __, 2010 (the “Subscription Agreement”) by and among Essex Rental Corp., a Delaware corporation (the “Company”), and the Subscribers named therein to the Purchase Agreement relating to the issuance and sale by the Company to the Subscribers of an aggregate of [ ] shares of Common Stock, the undersigned hereby certifies on behalf of the Company as follows:

(A)        The Company has performed and complied in all material respects with the covenants and agreements contained in the Subscription Agreement that are required to be performed and complied with by the Company on or prior to the date hereof.

(B)         The representations and warranties of the Company contained in the Subscription Agreement that are qualified by materiality or Material Adverse Effect (as defined in the Subscription Agreement) are true and correct in all respects as written as of the date of the Purchase Agreement and as of the date hereof, and all other representations and warranties are true and correct in all material respects as of the date of the Subscription Agreement and as of the date hereof.

(C)         Since the date of the Subscription Agreement, no Material Adverse Effect has occurred and is continuing.

Dated: [●], 2010

ESSEX RENTAL CORP.

By:
Name:
Title:

Exhibit C

ESSEX RENTAL CORP.
SECRETARY’S CERTIFICATE

[●], 2010

Reference is made to that certain Common Stock Subscription Agreement, dated as of October __, 2010, by and among Essex Rental Corp., a Delaware corporation (the “Company”) and the Subscribers party thereto (the “Subscriber Agreement”). Terms that are defined in the Subscription Agreement and that are used but not defined herein have the respective meanings given to them in the Subscription Agreement. I, [ ], hereby certify that I am the duly elected, qualified and acting Secretary of the Company; and that as such I am familiar with the facts herein certified and am authorized to certify the same and do further certify, in such capacity, that:

1.           Attached hereto as Exhibit 1 is a true, correct and complete copy of the Amended and Restated Certificate of Incorporation of the Company (including all amendments, if any, thereto), certified by the Secretary of State of the State of Delaware, as in effect on _____________ 2010 and at all times thereafter to and including the date hereof (the “Certification of Incorporation”). No other amendments to such Certificate of Incorporation have been authorized by the members or Board of Directors of the Company and such Certificate of Incorporation is in full force and effect as of the date hereof.

2.           No proceedings have been instituted or are pending, or, to the best of my knowledge, are contemplated, for the dissolution or liquidation of the Company or that would threaten its corporate existence or forfeit its limited corporate rights or franchises.

3.           Attached hereto as Exhibit 2 is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of the Company at a meeting on __________ [●], 2010, a copy of which has been duly filed with the minutes of the proceedings of such Board of Directors. Such resolutions have not been modified, amended, rescinded or revoked, and the same are in full force and effect on the date hereof and are within the power of the Board of Directors to pass as provided in the Certification of Incorporation.

4.           The following persons are duly elected or appointed and acting officers of the Company, holding the respective offices set forth opposite their names below, and the signatures set forth opposite their names below are their true and genuine signatures:

Name	Office	Specimen Signature

5.           Each of the foregoing officers and the undersigned is authorized pursuant to the resolutions attached hereto, as officers of the Company, to execute and deliver, for and on behalf of the Company, the Subscription Agreement, the Registration Rights Agreement and all certificates, notices, communications and other documents required or permitted to be given by or on behalf of the Company in connection with the transactions contemplated thereby.

6.           This certificate and the specimen signatures contained herein may be executed in one or more counterparts, none of which need contain the signatures of all persons, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.